FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

TELEPHONE AND DATA SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e4(c))

Item 8.01.  Other Events.

Subsequent to the filing of its Annual Report on Form 10-K for the year ended December 31, 2012, Telephone and Data Systems, Inc. (“TDS”) determined that the amounts reported for postpaid average revenue per user (“Postpaid ARPU”) were incorrectly stated for 2011 and 2010 in the table of summarized operating data for U.S. Cellular's consolidated operations on page 16 of Exhibit 13 to such Form 10-K.  The corrected information is set forth below.   While TDS does not believe these errors are material, it determined that disclosure of the corrected Postpaid ARPU amounts in this Form 8-K would be appropriate so that shareholders and investors would have accurate information.

TDS reported U.S. Cellular Postpaid ARPU of $54.00 and $51.21 at December 31, 2011 and 2010, respectively in its Form 10-K. The correct Postpaid ARPU amounts were $52.20 and $50.77 at December 31, 2011 and 2010, respectively.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date:	April 15, 2013

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Corporate Controller